STOCK OPTION PLAN

WILDCAT SILVER CORPORATION
(the “Company”)

NOVEMBER 15, 2006

INCENTIVE STOCK OPTION PLAN

ARTICLE 1
INTRODUCTION

1.1	Purpose of Plan

     The purpose of the Plan is to secure for the Company and its shareholders the benefits of incentive inherent in share ownership by the directors, officers, key employees and consultants of the Company and its Subsidiaries who, in the judgment of the Board, will be largely responsible for its future growth and success. It is generally recognized that a stock option plan of the nature provided for herein aids in retaining and encouraging employees, directors and officers of exceptional ability because of the opportunity offered them to acquire a proprietary interest in the Company.

1.2	Definitions

	(a)	“Affiliate” means with respect to a company, a second company that is a parent or subsidiary of the first company or that is controlled by the same company or individual as the first company.

	(b)	“Associate” has the meaning ascribed thereto in the Securities Act.

	(c)	“Black Out Period” means any period during which a policy of the Company prevents an Optionee from exercising an Option.

	(d)	“Board” means the board of directors of the Company, or any committee of the board of directors to which the duties of the board of directors hereunder are delegated.

	(e)	“Change of Control” includes situations where after giving effect to the contemplated transaction and as a result of such transaction:

(i) any one person holds a sufficient number of voting shares of the Company or resulting company to affect materially the control of the Company or resulting company; or

(ii)

any combination of persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, hold in total a sufficient number of voting shares of the Company or its successor to affect materially the control of the Company or its successor, where such person or combination of persons did not previously hold a sufficient number of voting shares to affect materially control of the Company or its successor. In the absence of evidence to the contrary, any person or combination of persons acting in concert by virtue of an agreement, arrangement, commitment or understanding, holding more than 20% of the voting shares of the Company or its successor is deemed to materially affect control of the Company or its successor.

	(f)	“Company” means Wildcat Silver Corporation, a company duly incorporated under the laws of the Province of British Columbia and any successor corporation thereto.

(g)	“Consultant” means, in relation to the Company or a Subsidiary of the Company, an individual or a consultant company, other than an Employee, Director or Officer of the Company, that:

(i)

is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to the Company or to an Affiliate of the Company, other than services provided in relation to a “distribution” (as defined in the Securities Act);

(ii)

provides the services under a written contract between the Company or the Affiliate and the individual or the consultant company; in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the affairs and business of the Company or an Affiliate of the Company; and

	(iii)	has a relationship with the Company or an Affiliate of the Company that enables the individual to be knowledgeable about the business and affairs of the Company.

(h)	“Consultant Company” means for an individual consultant, a company or partnership of which the individual is an employee, shareholder or partner.

(i)	“Director” means a director of the Company or any of its Subsidiaries.

(j)

“Disinterested Shareholder Approval” means approval by a majority of the votes cast by all the Company’s shareholders at a duly constituted shareholders’ meeting, excluding votes attached to shares of the Company beneficially owned by Insiders of the Company to whom Options may be granted under the Plan and their Associates.

(k)

“Eligible Person” means an Employee, Management Company Employee, Director or Officer of the Company or any of its Subsidiaries and, except in relation to a Consultant Company, includes a company that is wholly-owned by such persons.

(l)	“Employee” means an individual who is a bona fide employee of the Company or of any Subsidiary of the Company and includes:

(i)	a bona fide permanent part-time employee of the Company or any Subsidiary of the Company; and

(ii)

a bona fide Consultant or Consultant Company of the Company or of a Subsidiary of the Company who is approved for participation in this Plan by the Board and in respect of whom the Company has qualified by way of an exemption, or has obtained an order from any securities commission or other regulatory authority having jurisdiction over the granting of options to consultants, permitting granting of an Option.

(m)	“Exchange” means the Toronto Stock Exchange or any other stock exchange on which the Shares are listed.

(n)	“Insider” shall mean an “insider” of the Company as defined in the Securities Act.

(o)	“Investor Relations Activities” has the meaning ascribed thereto in the Securities Act.

(p)

“Management Company Employee” means an individual who is a bona fide employee of a company providing management services to the Company, which are required for the ongoing successful operation of the business enterprise of the Company, but excluding a person engaged in Investor Relations Activities.

(q)

“Notice of Exercise” means a notice, substantially in the form of the notice set out in Exhibit “B” hereto, or in such other form as approved by the Board, from an Optionee to the Company giving notice of the exercise or partial exercise of an Option previously granted to the Optionee.

(r)	“Officer” means a senior officer of the Company or any of its Subsidiaries.

(s)	“Option” shall mean an option granted under the terms of the Plan.

(t)	“Option Period” shall mean the period during which an Option may be exercised.

(u)	“Optionee” shall mean a Participant to whom an Option has been granted under the terms of the Plan.

(v)	“Participant” means, in respect of the Plan, a person who elects to participate in the Plan.

(w)	“Plan” means this stock option plan, as amended from time to time.

(x)	“Securities Act” means the Securities Act (British Columbia), R.S.B.C., 1996 c.418, as amended from time to time.

(y)

“Share Compensation Arrangement” means the Plan described herein and any other stock option, stock option plan, employee stock purchase plan, share distribution plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to one or more Eligible Persons.

(z)	“Shares” shall mean the common shares of the Company.

(aa)	“Stock Option Plan Certificate” means the option certificate delivered by the Company hereunder to an Optionee and substantially in the form of Exhibit “A” hereto.

(bb)	“Subsidiary” has the meaning ascribed thereto in the Securities Act.

ARTICLE 2
STOCK OPTION PLAN

2.1	Participation

Options to purchase Shares may be granted hereunder to Eligible Persons.

2.2	Determination of Option Recipients

     The Board shall make all necessary or desirable determinations regarding the granting of Options to Eligible Persons and may take into consideration the present and potential contributions of a particular Eligible Person to the success of the Company and any other factors which it may deem proper and relevant.

2.3	Exercise Price

     The exercise price per Share subject to an Option shall be determined by the Board in its sole discretion but, in any event, must not be lower than the closing price of the Company’s Shares traded through the facilities of the Exchange (or, if the Shares are no longer listed for trading on the Exchange, then such other exchange or quotation system on which the Shares are listed or quoted for trading) on the day preceding the date the Option is granted, less any discount permitted by the Exchange, or such other price as may be required by the Exchange. Any reduction in the exercise price of an Option held by an Optionee who is an Insider of the Company at the time of the proposed reduction will require Disinterested Shareholder Approval.

2.4	Grant of Options

     The Board may at any time authorize the granting of Options to such Eligible Persons as it may select for the number of Shares that it shall designate, subject to the provisions of the Plan. The date of each grant of Options shall be determined by the Board when the grant is authorized.

2.5	Stock Option Plan Certificate

     Each Option granted to an Optionee shall be evidenced by a Stock Option Plan Certificate detailing the terms of the Option and upon delivery of the Stock Option Plan Certificate to the Optionee by the Company the Optionee shall have the right to purchase the Shares underlying the Option at the exercise price set out therein, subject to any provisions as to the vesting of the Option.

2.6	Terms of Options

     The periods within which Options may be exercised and the number of Options which may be exercised in any such period shall be determined by the Board at the time of granting the Options provided, however, that all Options must be exercisable during a period not extending beyond ten years from the date of the Option grant unless otherwise permitted by the Exchange.

2.7	Exercise of Option

     Subject to the provisions of the Plan and any vesting provisions to which an Option may be subject, an Option may be exercised from time to time by delivery to the Company of a completed Notice of Exercise in the form attached as Exhibit “B”, specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full of the exercise price of the Shares to be purchased. Certificates for such Shares shall be issued and delivered to the Optionee within a reasonable time following the receipt of such notice and payment.

2.8	Hold Period

     Shares issued on the exercise of an Option may be subject to a hold period if imposed by the Exchange or under the Securities Act, in which case the certificates representing such Shares shall be legended accordingly.

2.9	Vesting

     Options granted pursuant to the Plan shall vest and become exercisable by an Optionee at such time or times as may be determined by the Board at the date of the Option grant and as indicated in the Stock Option Plan Certificate. Notwithstanding the foregoing, Options granted to Consultants providing

Investor Relations Services shall vest in stages over a one-year period with a maximum of one-quarter of the Options vesting in any three month period.

2.10	Black Out Periods

     If the date on which an Option expires pursuant to an Option Agreement occurs during or within 10 days after the last day of a Black Out Period, the Expiry Date for the Option will be the last day of such 10 day period.

2.10	Death of Optionee

     If an Optionee ceases to be an Eligible Person due to its death, any Option held by it at the date of death shall be exercisable by the Optionee’s legal heirs or personal representatives. All such Options shall be exercisable only to the extent that the Optionee was entitled to exercise the Option at the date of death and only for a one-year period after the date of death or prior to the expiration of the Option Period in respect thereof, whichever is sooner.

2.12	Termination of Employment

     If an Optionee ceases to be an Employee or other Eligible Person, other than as a result of termination with cause, or ceases to act as a Director or Officer of the Company or any of its Subsidiaries, as the case may be (other than by reason of death), any Option held by such Optionee at the date the Optionee delivers or receives notice thereof, as the case may be, shall be exercisable only to the extent that the Optionee is entitled to exercise the Option and only for 90 days thereafter (or such longer period as may be prescribed by law) or prior to the expiration of the Option Period in respect thereof, whichever is sooner. Notwithstanding the foregoing, Options granted to an Optionee who was engaged in Investor Relations Activities must expire within 30 days after the Optionee delivers or receives notice with respect to it ceasing to be employed to provide Investor Relations Activities. In the case of an Optionee being dismissed from employment or service for cause, the Option shall terminate immediately upon receipt of notice thereof and shall no longer be exercisable as of the date of such notice.

2.13	Effect of Take-Over Bid

     If a bona fide offer (the “Offer”) for Shares is made to the Optionee or to shareholders generally or to a class of shareholders which includes the Optionee, which Offer, if accepted in whole or in part, would result in a Change of Control, then the Company shall, immediately upon receipt of notice of the Offer, notify each Optionee of the full particulars of the Offer. The Board will have the sole discretion to amend, abridge or otherwise eliminate any vesting schedule so that notwithstanding the other terms of this Plan, such Option may be exercised in whole or in part by the Optionee so as to permit the Optionee to tender the Shares received upon such exercise (the “Optioned Shares”) pursuant to the Offer. If:

(a)	the Offer is not complied with within the time specified therein;

(b)	the Optionee does not tender the Optioned Shares pursuant to the Offer; or

(c)	all of the Optioned Shares tendered by the Optionee pursuant to the Offer are not taken up and paid for by the offeror in respect thereof;

then at the discretion of the Board, the Optioned Shares or, in the case of clause (c) above, the Optioned Shares that are not taken up and paid for, shall, subject to applicable laws, be returned by the Optionee to the Company and reinstated as authorized but unissued Shares and the terms of the Option as set forth in this Plan and the Stock Option Plan Certificate shall again apply to the Option. If any Optioned Shares are returned to the Company under this Section, the Company shall refund the exercise price to the Optionee for such Optioned Shares without interest or deduction.

2.14	Effect of Reorganization, Amalgamation or Merger

     If the Company is reorganized, amalgamated or merges with or into another Company, at the discretion of the Board, any Shares receivable on the exercise of an Option shall be converted into the securities, property or cash which the Optionee would have received upon such reorganization, amalgamation or merger if the Optionee had exercised his Option immediately prior to the record date applicable to such reorganization, amalgamation or merger, and the exercise price shall be adjusted appropriately by the Board and such adjustment shall be binding for all purposes of the Plan.

2.15	Effect of Change of Control

     If a Change of Control occurs, all option shares subject to each outstanding Option will become vested, whereupon such Option may be exercised in whole or in part by the Optionee.

2.16	Adjustment in Shares Subject to the Plan

     If there is any change in the Shares through or by means of a declaration of stock dividends of Shares or consolidations, subdivisions or reclassifications of Shares, or otherwise, the number of Shares subject to any Option, and the exercise price thereof and the maximum number of Shares which may be issued under the Plan in accordance with Section ARTICLE I1.1(a) shall be adjusted appropriately by the Board and such adjustment shall be effective and binding for all purposes of the Plan. An adjustment under Section 2.14 or 2.16 (the “Adjustment Provisions) will take effect at the time of the event giving rise to the adjustment, and the Adjustment Provisions are cumulative. The Company will not be required to issue fractional shares in satisfaction of its obligations hereunder. Any fractional interest in a Share that would, except for this provision, be deliverable upon the exercise of an Option will be cancelled and not be deliverable by the Company. If any questions arise at any time with respect to the exercise price or number of Shares deliverable upon exercise of an Option in any of the events set out in Section 2.13, 2.14, 2.15 or 2.16 such questions will be conclusively determined by the Company’s auditors, or, if they decline to so act, any other firm of Chartered Accountants that the Company may designate and who will have access to all appropriate records and such determination will be binding upon the Company and all Optionees.

ARTICLE 3
GENERAL

3.1	Maximum Number of Shares

(a)

The aggregate number of Shares that may be reserved for issuance pursuant to this Plan and all other Share Compensation Arrangements shall not exceed 10% of the number of Shares outstanding from time to time.

	(b)	Any Shares subject to an Option that expires or terminates without having been fully exercised may be made the subject of a further Option. No fractional Shares may be issued under the Plan.

	(c)	Upon the partial or full exercise of an Option, the number of Shares issued upon such exercise automatically become available to be made the subject of a new Option,

provided that the total number of Shares reserved for issuance under the Plan does not exceed 10% of the issued and outstanding Shares of the Company.

(d)

The aggregate number of Shares reserved for issuance pursuant to this Plan or any other Share Compensation Arrangement (pre-existing or otherwise) in any one-year period to any one Participant shall not exceed 5% of the Shares outstanding from time to time.

(e)

The aggregate number of Shares reserved for issuance pursuant to this Plan or any other Share Compensation Arrangement (pre-existing or otherwise) to any one Consultant within any one-year period shall not exceed 2% of the Shares outstanding at the time of the grant.

(f)

The aggregate number of Shares reserved for issuance pursuant to this Plan or any other Share Compensation Arrangement (pre-existing or otherwise) to an Employee conducting Investor Relations Activities within any one-year period shall not exceed 2% of the Shares outstanding at the time of the grant.

(g)

The aggregate number of Shares reserved for issuance pursuant to this Plan or any other Share Compensation Arrangement (pre-existing or otherwise) to Insiders shall not exceed 10% of the Shares outstanding at any time unless the Company has obtained Disinterested Shareholder Approval to do so.

(h)

The aggregate number of Shares issued and Options granted pursuant to this Plan or any other Share Compensation Arrangement (pre-existing or otherwise) to Insiders within any one-year period shall not exceed 10% of the Shares outstanding unless the Company has obtained Disinterested Shareholder Approval to do so.

(i)

The aggregate number of Options which may be granted pursuant to this Plan or any other Share Compensation Arrangement (pre-existing or otherwise) to any one Insider and such Insider’s Associates within any one-year period shall not exceed 5% of the Shares outstanding from time to time unless the Company has obtained Disinterested Shareholder Approval to do so.

3.2	Transferability

     Options are not assignable or transferable other than by will or by the applicable laws of descent. During the lifetime of an Optionee, all Options may only be exercised by the Optionee.

3.3	Employment

     Nothing contained in the Plan shall confer upon any Optionee any right with respect to employment or continuance of employment with the Company or any Subsidiary, or interfere in any way with the right of the Company or any Subsidiary, to terminate the Optionee’s employment at any time. Participation in the Plan by an Optionee is voluntary.

3.4	No Shareholder Rights

     An Optionee shall not have any rights as a shareholder of the Company with respect to any of the Shares covered by an Option until the Optionee exercises such Option in accordance with the terms of the Plan and the issuance of the Shares by the Company.

3.5	Record Keeping

     The Company shall maintain a register in which shall be recorded the name and address of each Optionee, the number of Options granted to an Optionee, the details thereof and the number of Options outstanding.

3.6	Necessary Approvals

     The Plan shall be effective only upon the approval of both the Board and the shareholders of the Company by ordinary resolution. The obligation of the Company to sell and deliver Shares in accordance with the Plan is subject to the approval of any governmental authority having jurisdiction or any stock exchanges on which the Shares are listed for trading which may be required in connection with the authorization, issuance or sale of such Shares by the Company. If any Shares cannot be issued to any Optionee for any reason including, without limitation, the failure to obtain such approval, then the obligation of the Company to issue such Shares shall terminate and any exercise price paid by an Optionee to the Company shall be returned to the Optionee without interest or deduction.

3.7	Administration of the Plan

     The Board is authorized to interpret the Plan from time to time and to adopt, amend and rescind rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. Administration of the Plan shall be the responsibility of the appropriate officers of the Company and all costs in respect thereof shall be paid by the Company.

3.8	Income Taxes

     As a condition of and prior to participation in the Plan, a Participant shall authorize the Company in written form to withhold from any remuneration otherwise payable to such Participant any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of such participation in the Plan.

3.9	Amendments to the Plan

     The Board may from time to time, subject to applicable law and to the prior approval, if required, of the Exchange or any other regulatory body having authority over the Company or the Plan or, if required by the rules and policies of the Exchange, the shareholders of the Company, suspend, terminate or discontinue the Plan at any time, or amend or revise the terms of the Plan or of any Option granted under the Plan and the Stock Option Plan Certificate relating thereto, provided that no such amendment, revision, suspension, termination or discontinuance shall in any manner adversely affect any Option previously granted to an Optionee under the Plan without the consent of that Optionee.

3.10	No Representation or Warranty

     The Company makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of the Plan.

3.11	Interpretation

     The Plan will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

3.12	Compliance with Applicable Law

     If any provision of the Plan or any agreement entered into pursuant to the Plan contravenes any law or any order, policy, by-law or regulation of any regulatory body or stock exchange having authority over the Company or the Plan then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

3.13	Application of U.S. Securities Laws

     Neither the Options nor the Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state of the United States. The Shares may not be offered or sold, directly or indirectly, in the United States except pursuant to registration under the Securities Act and the securities laws of all applicable states or available exemptions therefrom, and the Company has no obligation or present intention of filing a registration statement under the Securities Act in respect of any of the Options or Shares.

EXHIBIT “A”

WILDCAT SILVER CORPORATION

STOCK OPTION PLAN CERTIFICATE

This Certificate is issued pursuant to the provisions of the Wildcat Silver Corporation (the “Company”) Stock Option Plan (the “Plan”) and evidences that (the “Holder”) is the holder of an option (the “Option”) to purchase up to common shares (the “Shares”) in the capital stock of the Company at a purchase price of $ per Share. Subject to the provisions of the Plan:

(a)	the Award Date of this Option is _______________________________; and
(b)	the Expiry Date of this Option is _______________________________.

The right to purchase Shares under the Option will vest in the Holder in increments over the term of the Option as follows [OPTION: If the Optionee is a consultant performing investor relations activities ensure that the vesting schedule provides that the Options vest in stages over a one-year period with no more than one-quarter of the Options vesting in any three month period]

Date	Cumulative Number of Shares which may be Purchased

This Option may be exercised in accordance with its terms at any time and from time to time from and including the Award Date through to and including up to 5:00 local time in Vancouver, British Columbia on the Expiry Date, by delivery to the Company an Exercise Notice, in the form provided in the Plan, together with this Certificate and a certified cheque or bank draft payable to “Wildcat Silver Corporation” in an amount equal to the aggregate of the Exercise Price of the Shares in respect of which the Option is being exercised. If the Optionee is an employee, consultant or management company employee, the Optionee confirms that it is a bona fide employee, consultant or management company employee, as the case may be.

This Certificate and the Option evidenced hereby is not assignable, transferable or negotiable and is subject to the detailed terms and conditions contained in the Plan. This Certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and the records of the Company shall prevail.

The foregoing Option has been awarded this _____________ day of _______________________________________.

By signing this Certificate, the Option Holder acknowledges that:

1.	the Option Holder has read and understands the Plan and agrees to the terms and conditions of the Plan and this Certificate; and

2.

the Option Holder consents to the disclosure by the Company of personal information regarding the Option Holder to the Toronto Stock Exchange (the “Exchange”) (or, if the Company’s shares are no longer listed for trading on the Exchange, than such other exchange or quotation system on which the shares are listed or quoted for trading) and to the collection, use and disclosure of such information by the Exchange, as the Exchange (or, if the Company’s shares are no longer listed for trading on the Exchange, than such other exchange or quotation system on which the shares are listed or quoted for trading) may determine.

The certificate for the Shares shall bear any legend required under applicable securities laws or by the Toronto Stock Exchange.

WILDCAT SILVER CORPORATION

Per:
[NAME OF OPTION HOLDER]

EXHIBIT “B”

EXERCISE NOTICE

TO:	Wildcat Silver Corporation
400 – 837 West Hastings Street
Vancouver, British Columbia
V6C 3N9

1.	Exercise of Option

The undersigned hereby irrevocably gives notice, pursuant to the Wildcat Silver Corporation (the “Company”) Stock Option Plan (the “Plan”), of the exercise of the Option to acquire and hereby subscribes for (cross out inapplicable item):

(a)	all of the Shares; or

(b)	________________of the Shares which are the subject of the option certificate attached hereto.

Calculation of total Exercise Price:

(a)	number of Shares to be acquired on exercise:		shares

(b)	times the Exercise Price per Share:	$

	Total Exercise Price, as enclosed herewith:	$

The undersigned tenders herewith a cheque or bank draft (circle one) in the amount of $___________, payable to “Wildcat Silver Corporation” in an amount equal to the total Exercise Price of the Shares, as calculated above, and directs the Company to issue the share certificate evidencing the Shares in the name of the undersigned to be mailed to the undersigned at the following address:

                                          ____________________________________________

                                          ____________________________________________

                                          ____________________________________________

In connection with such exercise, the undersigned optionee represents, warrants and covenants to the Company (and acknowledges that the Company is relying thereon) that (check one):

___	1.	The undersigned is not a U.S. person (the definition of which includes, but is not limited to, a person resident in the United States, a partnership or corporation organized or incorporated under the laws of the United States, and a trust or estate of which any trustee, executor or administrator is a U.S. person), the undersigned was not offered the Shares in the United States and the options are not being exercised within the United States or for the account or benefit of a U.S. person. The terms “United States” and “U.S. person” are as defined by Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”); or

___	2.	The undersigned represents, warrants and covenants to the Company that the undersigned:

(a)

understands and agrees that the Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the “1933 Act”), and the Shares are being offered and sold by the Company in reliance upon an exemption from registration under the 1933 Act; and

(b)

understands that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. state laws and regulations, the certificates representing the Shares will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

provided, that if Shares of the Company are being sold under clause (B) above, at a time when the Company is a “foreign issuer” as defined in Rule 902 under the 1933 Act, the legend may be removed by providing a declaration to the Company’s transfer agent in such form as the Company may from time to time prescribe together with such documentation as the Company or its transfer agent may require, to the effect that the sale of the securities is being made in compliance with Rule 904 of Regulation S under the 1933 Act.

DATED the __________day of _______________________________.

Witness	Signature of Option Holder

Name of Witness (Print)	Name of Option Holder (Print)